UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 12, 2011
Oppenheimer Holdings Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12043 (Commission File Number)	98-0080034 (I.R.S. Employer Identification No.)
125 Broad Street
New York, New York 10004
(Address of Principal Executive Offices) (Zip Code)
(212) 668-8000
(Registrant’s telephone number, including area code)
None
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
1. Indenture and Senior Secured Notes due 2018
     On April 12, 2011, Oppenheimer Holdings Inc., a Delaware corporation (the “Company”), issued $200,000,000 aggregate principal amount of 8.75% Senior Secured Notes due 2018 (the “Notes”) under an indenture, dated as of April 12, 2011 (the “Indenture”), among the Company, the Company’s subsidiaries, E.A. Viner International Co. and Viner Finance Inc. (together, the “Subsidiary Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”). The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act.
     The Company used the net proceeds from the offering of the Notes to refinance (i) $22.4 million outstanding as of December 31, 2010 under its Secured Credit Note and (ii) all amounts outstanding under its $100.0 million Subordinated Note. The remaining net proceeds of this offering were used for general corporate purposes. The Notes are guaranteed on a senior secured basis by the Subsidiary Guarantors. The Notes are secured by a first-priority security interest in substantially all of the Company’s and the Subsidiary Guarantors’ existing and future tangible and intangible assets subject to certain exceptions and permitted liens.
     The Notes are secured senior obligations of the Company and will mature on April 15, 2018. The Notes bear interest at a rate of 8.75% per annum, payable semiannually to holders of record at the close of business on April 1 or October 1 immediately preceding the interest payment date on April 15 and October 15 of each year.
     The Company may redeem all or a portion of the Notes at any time on or after April 15, 2014, at the applicable redemption price plus accrued and unpaid interest and additional interest, if any, to, but not including the redemption date. In addition, prior to April 15, 2014, the Company may redeem, at its option, in whole at any time or in part from time to time, the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus a “make-whole” premium and accrued and unpaid interest and additional interest, if any. In addition at any time on or prior to April 15, 2014, the Company may also redeem up to 35% of the principal amount of the Notes with the net cash proceeds of one or more sales of the Company’s capital stock (other than disqualified stock) at a redemption price equal to 108.75% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any; provided that at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional notes) remains outstanding after each such redemption and notice is mailed within 90 days of any such sale of Common Stock. If the Company experiences certain kinds of changes in control, it must offer to purchase the Notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest and additional interest, if any. If the Company sells certain assets, it must offer to repurchase the Notes at 100% of the principal amount, plus accrued and unpaid interest and additional interest, if any.
     The following is a brief description of the terms of the Notes and the Indenture.
     Ranking
     The payment of the principal of, premium, if any, and interest and additional interest on the Notes and the payment of any Subsidiary Guarantee (defined below) will:
•	rank effectively senior in right of payment to all unsecured and unsubordinated obligations of the

Company or the relevant Subsidiary Guarantor, to the extent of the value of the collateral owned by the Company or such Subsidiary Guarantor (and, to the extent of any unsecured remainder after payment of the value of the collateral, rank equally in right of payment with such unsecured and unsubordinated indebtedness of the Company);
•	rank senior in right of payment to any subordinated debt of the Company or such Subsidiary Guarantor;
•	be secured on a first-priority basis by the collateral, subject to certain exceptions and permitted liens, and it is intended that pari passu lien indebtedness, if any, will be secured on an equal and ratable basis; and
•	rank effectively junior in right of payment to all existing and future indebtedness, claims of holders of preferred stock and other liabilities (including trade payables) of Subsidiaries of the Company that are not guarantors, including all Regulated Subsidiaries and unrestricted subsidiaries.
     For purposes of the covenants, Regulated Subsidiaries refers to any direct or indirect subsidiary of the Company that is registered as (i) a broker dealer pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, (ii) a broker dealer or underwriter under any foreign securities law or (iii) a banking or insurance subsidiary regulated under state, federal or foreign laws. Restricted subsidiaries generally include any of the Company’s subsidiaries that are not Regulated Subsidiaries and that have not been designated by the Company’s board of directors as unrestricted.
     Subsidiary Guarantees
     The Notes are jointly and severally and fully and unconditionally guaranteed on a senior secured basis by the Subsidiary Guarantors and future subsidiaries required to guarantee the Notes pursuant to the Indenture (each guarantee a “Subsidiary Guarantee”).
     Collateral
     The Notes and Subsidiary Guarantees are secured by a first-priority security interest in substantially all of the Company’s and the Subsidiary Guarantors’ existing and future tangible and intangible assets, subject to certain exceptions and permitted liens.
     Optional Redemption
     On or after April 15, 2014, the Company may redeem the Notes at its option at the following redemption prices (expressed as a percentage of the principal amount), plus accrued and unpaid interest and additional interest, if any, to, but not including:

Redemption
If redeemed during the 12-month period commencing April 15,	Price

2014	106.563%
2015	104.375%
2016	102.188%
2017 and thereafter	100.000%

     In addition, at any time prior to April 15, 2014, the Company may redeem the Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus a “make whole” premium and accrued and unpaid interest to and additional interest, if any.
     In addition, at any time prior to April 15, 2014, the Company may redeem in the aggregate up to 35% of the principal amount of the Notes with the net cash proceeds of one or more sales of the Company’s capital stock (other than disqualified stock) at a redemption price (expressed as a percentage of the principal amount thereof) of 108.75%, plus accrued and unpaid interest and additional interest, if any, to, but not including, the redemption date; provided, that at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) remains outstanding after each such redemption and notice of any such notice is mailed within 90 days of each such sale of capital stock. The Company will not given less than 30 days’ nor more than 90 days’ notice of any redemption.
     Change of Control
     Upon the occurrence of a change of control, as defined in the Indenture, the Company must offer to repurchase the Notes at 101% of the principal amount, plus accrued and unpaid interest and additional interest, if any, to the payment date.
     Covenants
     The Indenture contains various covenants that limit the Company and its restricted subsidiaries’ and, in certain limited cases, its Regulated Subsidiaries, among other things, to:
•	incur additional debt and issue preferred stock;
•	pay dividends, acquire shares of capital stock, make payments on subordinated debt or make investments;
•	place limitations on distributions from Regulated Subsidiaries or restricted subsidiaries;
•	issue guarantees;
•	sell or exchange assets;
•	enter into transactions with shareholders and affiliates;
•	create liens; and
•	effect mergers.
     These covenants are subject to a number of important exceptions and qualifications. These exceptions and qualifications include, among other things, a variety of provisions that are intended to allow us to continue to conduct our brokerage operations in the ordinary course of business. In addition, certain of the covenants will be suspended upon the Company attaining an investment grade debt rating for the Notes from both Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc.
     Pursuant to the Indenture, the following covenants apply to us and our restricted subsidiaries, but generally do not apply, or apply only in part, to our Regulated Subsidiaries:

•	limitation on indebtedness and issuances of preferred stock, which restricts the Company’s ability to incur additional indebtedness or to issue preferred stock;
•	limitations on restricted payments, which generally restricts the Company’s ability to declare certain dividends or distributions or to make certain investments;
•	limitation on dividend and other payment restrictions affecting restricted subsidiaries or Regulated Subsidiaries, which generally prohibits restrictions on the ability of certain of the Company’s subsidiaries to pay dividends or make other transfers;
•	future Subsidiary Guarantors, which prohibits certain of the Company’s subsidiaries from guaranteeing our indebtedness or indebtedness of any restricted subsidiary unless the Notes are comparably guaranteed;
•	limitation on transactions with shareholders and affiliates, which generally requires transactions among the Company’s affiliated entities to be conducted on an arm’s-length basis;
•	limitation on liens, which generally prohibits the Company and its restricted subsidiaries from granting liens unless the Notes are comparably secured; and
•	limitation on asset sales, which generally prohibits the Company and certain of its subsidiaries from selling assets or certain securities or property of significant subsidiaries.
     Events of Default
     The Indenture also provide for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.
2. Security Agreement
     On April 12, 2011, the Company, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A., as collateral agent, entered into a Security Agreement, dated and effective as of April 12, 2011 (the “Security Agreement”).
     Pursuant to the Security Agreement, the Notes are secured by a first-priority security interest, subject to certain exceptions and permitted liens, in substantially all of the Company’s and the Subsidiary Guarantors’ existing and future tangible and intangible assets.
3. Registration Rights Agreement
     On April 12, 2011, the Company and the Subsidiary Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with respect to the Notes with the Initial Purchasers. In the Registration Rights Agreement, the Company agreed that it will file an exchange offer registration statement with the Securities and Exchange Commission (the “SEC”) with respect to an offer to exchange the Notes for registered notes, or the exchange notes, having identical terms in all material respects to the Notes and which will evidence the same continuing indebtedness of the Company and the Subsidiary Guarantors (except that the exchange notes will not contain terms with respect to transfer restrictions or interest rate increases as described below).

     The Company is required to (i) use its commercially reasonable efforts to have the exchange offer registration statement declared effective by the SEC, (ii) keep the exchange offer registration statement effective until the closing of the exchange offer and (iii) use its commercially reasonable efforts to consummate the exchange offer within 360 calendar days after the closing of the offering. In addition, the Company has agreed under certain circumstances to use its reasonable best efforts to cause to become effective a shelf registration statement relating to resales of the Notes and to keep that shelf registration statement effective until the second anniversary date of the issue date of the Notes or such shorter period that will terminate when all Notes covered by the shelf registration statement have been sold.
     In the event that (i) the exchange offer is not consummated and no shelf registration statement is declared effective within 360 days of the closing of the offering or (ii) the shelf registration statement is declared effective but shall thereafter become unusable for a period in excess of 60 days (each of (i) and (ii), a “Registration Default”), the interest rate borne by the notes will be increased by 0.25% per annum for the first 90 days, beginning the day after the occurrence of the first Registration Default, and 0.50% thereafter. Upon (y) the consummation of the exchange offer or the effectiveness of a shelf registration statement, as the case may be (in the case of clause (i) above), or (z) the shelf registration statement, together with any amendment or supplement thereto, becomes usable (in the case of clause (ii) above), the interest rate borne by the notes will be reduced to the original interest rate if the Company is otherwise in compliance with this paragraph.

Item 1.02	Termination of a Material Definitive Agreement
     Effective April 12, 2011, the Company terminated its (i) Senior Secured Credit Agreement (the “Senior Secured Credit Note”), dated as of July 31, 2006, among E.A. Viner International Co., as borrower, and other credit parties thereto from time to time, as guarantors, and the lenders party thereto from time to time, and Morgan Stanley Senior Funding, Inc., as administrative agent and syndication agent, and Morgan Stanley & Co. Incorporated, as collateral agent, (ii) Pledge and Security Agreement (“Pledge and Security Agreement”), dated as of July 31, 2006, by and among E.A. Viner International Co., as borrower, and the other credit parties thereto form time to time, as guarantors, and Morgan Stanley & Co. Incorporated, as collateral agent, and (iii) Subordinated Credit Agreement (the “Subordinated Note”), dated as of January 14, 2008 by and among E.A. Viner International Co., Canadian Imperial Bank of Commerce and CIBC World Markets Corp.
     In connection with the Company’s termination of the Senior Secured Credit Note, Pledge and Security Agreement and Subordinated Note, the Company completed the offering of its Notes described under Item 1.01 above, which description is herein incorporated by reference. Affiliates of certain lenders under the Senior Secured Credit Note acted as the initial purchasers in the offering of the Notes and, as such, received certain fees payable by the Company in connection with such offering.
     Descriptions of the material terms of the Senior Secured Credit Note and Security and Pledge Agreement were included in the Company’s Current Report on Form 8-K filed with the SEC on August 3, 2006 and a description of the material terms of the Subordinated Note was included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. Such descriptions are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 3.03	Material Modification of Rights of Security Holders.
     The information concerning the Indenture set forth in Item 1.01 is incorporated herein by reference into this Item 3.03.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oppenheimer Holdings Inc.
By:	/s/ E.K. Roberts
	Name:	E.K. Roberts
	Title:	President and Treasurer (Duly Authorized Officer and Principal Financial Officer)

Date: April 12, 2011